     As filed with the Securities and Exchange Commission on March 30, 2001
                                                   Registration No. 333-________

================================================================================

                                 UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549
                                  ____________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                                  ____________

                                  DOCENT, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                         77-0460705
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                             2444 Charleston Road
                       Mountain View, California  94043
              (Address of Principal Executive Offices) (Zip Code)
                            ______________________

                      Docent, Inc. 1997 Stock Option Plan
                           (Full title of the Plan)

                            ______________________

                                David R. Ellett
                Chairman, President and Chief Executive Officer
                                 Docent, Inc.
             2444 Charleston Road, Mountain View, California 94043
                    (Name and Address of Agent for Service)
                                (650) 934-9500
         (Telephone number, including area code, of agent for service)

                            ______________________
                                  Copies to:
                           Gregory J. Conklin, Esq.
                          Gibson, Dunn & Crutcher LLP
                       One Montgomery Street, 31st Floor
                        San Francisco, California 94104
                                (415) 393-8200

                        CALCULATION OF REGISTRATION FEE
===================================================================================================================================

 Title of Securities         Amount                  Proposed Maximum                Proposed Maximum              Amount of
   to be Registered    to be Registered/(1)/   Offering Price per Share/(2)/   Aggregate Offering Price/(2)/  Registration Fee/(2)/
   ----------------    ----------------        ------------------------        ------------------------       ----------------
  Common Stock, par    9,300,000 shares                  $8.00                        $74,400,000                  $18,600
value $0.01 per share
====================================================================================================================================
(1)  This Registration Statement shall also cover any additional shares of Common Stock of Docent, Inc. which become issuable under
     1997 Stock Option Plan (the "Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Docent,
     Inc. Common Stock.

(2)  Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the maximum offering price per share that such options may be exercised.
====================================================================================================================================

                                     PART I

                Information Required in Section 10(a) Prospectus

Item 1.  Plan Information
         ----------------

         Not filed as part of this Registration Statement pursuant to Note to
         Part 1 of Form S-8.

Item 2.  Registrant Information and Employee Plan Annual Information
         -----------------------------------------------------------

         Not filed as part of this Registration Statement pursuant to Note to
         Part 1 of Form S-8.

                                    PART II

              Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference
         ---------------------------------------

         Docent, Inc. (the, "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

               (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, including all material incorporated by reference therein;

               (b) The Registrant's Current Report on Form 8-K filed with the Commission on February 26, 2001; and

               (c) The description of the Registrant's Common Stock to be offered hereby contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on September 14, 2000.

         All documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any document, and any statement contained in a document, incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such document or statement. Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Subject to the foregoing, all information appearing in this Registration Statement is qualified in its entirety by the information appearing in the documents incorporated by reference.

Item 4.  Description of Securities
         -------------------------

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel
         --------------------------------------

         The validity of the shares of common stock offered hereby has been passed upon for the Registrant by Gibson, Dunn & Crutcher LLP, San Francisco, California. As of the date of this Registration Statement, an investment partnership composed of some current and former partners of Gibson, Dunn & Crutcher LLP beneficially owns an aggregate of 19,947 shares of the Registrant's common stock.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

         Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any of its directors or officers who was or is a party or is threatened to be made a party to any third party proceeding by reason of the fact that such person is or was a director or officer of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. In a derivative action, i.e., one by or in the right of a corporation, the corporation is permitted to indemnify any of its directors or officers against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

         Article VI, Section B of the Registrant's currently effective Certificate of Incorporation and Article XI, Section 43(a) of the Registrant's currently effective Bylaws, provide for indemnification of the Registrant's directors, officers, employees and other agents to the extent and under the circumstances permitted by the Delaware General Corporation Law. In addition, the Registrant has entered into indemnification agreements with each of its executive officers and directors. The indemnification agreements provide directors and officers with the same indemnification by the Registrant as described above, to the fullest extent not prohibited by law.

Item 7.  Exemption from Registration Claimed
         -----------------------------------

         Not Applicable.

Item 8.  Exhibits
         --------

Exhibit Number  Exhibit
--------------  -------



4.1 Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form S-1 (File No. 333-34546)).

4.2 Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.3 of the Registrant's Registration Statement on Form S-1 (File No. 333-34546)).

4.3 Reference is made to the Registrant's Registration Statement on Form 8-A filed with the Commission on September 14, 2000 incorporated by reference pursuant to Item 3(c);

5        Opinion of Gibson, Dunn & Crutcher LLP.

23.1     Consent of PricewaterhouseCoopers LLP,  Independent Accountants.

23.2     Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5).

24 Power of Attorney (included on the signature pages to this Registration Statement on Form S-8).

99.1     Docent, Inc. 1997 Stock Option Plan (incorporated by reference to
         Exhibit 10.1 to the Registrant's Registration Statement on Form S-1 (No. 333-34546)).

Item 9.  Undertakings
         ------------

          A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided however, that clauses
(1)(i) and (l)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold upon the termination of the offering under the Plan.

          B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnity provisions incorporated by reference in
Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 30th day of March, 2001.

                               DOCENT, INC.

                               By: /s/ David R. Ellett
                                   --------------------------------------------
                                       David R. Ellett
                               Chairman, President and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David R. Ellett and Arthur Taylor, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

             Signature                                 Title                                   Date
  /s/ David R. Ellett                 Chairman, President and Chief                       March 27, 2001
------------------------------------  Executive Officer (Principal Executive
  David R. Ellett                     Officer)

  /s/ Arthur Taylor                   Chief Financial Officer (Principal                  March 27, 2001
------------------------------------  Financial Officer and Principal
  Arthur Taylor                       Accounting Officer)

  /s/ David Mandelkern                Executive Vice President, Chief                     March 27, 2001
------------------------------------  Technology Officer, Secretary and
  David Mandelkern                    Director

                                      Director
------------------------------------
  Kevin G. Hall

  /s/ Jos C. Henkens                  Director                                            March 27, 2001
------------------------------------
  Jos C. Henkens
                                      Director
------------------------------------
  Ali Kutay

  /s/ Robert A. Lauer                 Director                                            March 27, 2001
------------------------------------
  Robert A. Lauer

                                 EXHIBIT INDEX
                                 -------------

Exhibit Number   Exhibit
--------------   -------

4.1 Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form S-1 (File No. 333-34546)).

4.2 Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.3 of the Registrant's Registration Statement on Form S-1 (File No. 333-34546)).

4.3 Reference is made to the Registrant's Registration Statement on Form 8-A filed with the Commission on September 14, 2000 incorporated by reference pursuant to Item 3(c);

5                Opinion of Gibson, Dunn & Crutcher LLP.

23.1             Consent of PricewaterhouseCoopers LLP, Independent Accountants.

23.2             Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit
                 5).

24 Power of Attorney (included on the signature pages to this Registration Statement on Form S-8).

99.1 Docent, Inc. 1997 Stock Option Plan (incorporated by reference to Exhibit 10.1 to the Registrant's Registration Statement on Form S-1 (No. 333- 34546)).